Exhibit 10.1

AMENDMENT TO THE

2011 Restricted Stock Unit Agreement

NCR 2006 Stock Incentive Plan

WHEREAS, the Compensation and Human Resource Committee of the Board of Directors of NCR Corporation (“CHRC”) granted Mr. Nuti a long-term incentive award in the form of 107,031 time-based restricted stock units that vest 100% on February 7, 2014, subject to Mr. Nuti’s continued employment with NCR Corporation and other terms and conditions set out in the 2011 Restricted Stock Unit Agreement (the “Award Agreement”); and,

WHEREAS, the CHRC has decided to amend the Award Agreement to include additional performance-based conditions.

NOW THEREFORE, effective April 19, 2012, the Award Agreement is hereby amended as follows:

1. Section 1 of the Award Agreement is deleted in its entirety and replaced as follows:

1. One hundred percent of the Stock Units will become nonforfeitable (“Vested”) on February 7, 2014 (your “Vesting Date”), provided that (i) the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) has certified that (A) NCR achieved Non-Pension Operating Income after Capital Charge (“NPOICC”) for fiscal year 2013 of $415 million; and (B) NCR’s total stockholder return equals or exceeds the median of NCR’s defined peer group for the period of January 1, 2012 to December 31, 2013 and (ii) you are continuously employed by NCR or any of its affiliate companies (referred to collectively herein as “NCR”) until your Vesting Date. In all cases, the Committee shall certify whether NCR has achieved the foregoing goals no later than February 7, 2014.

2. Except as expressly modified hereby, the terms and provisions of the Award Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned officer certifies that the Compensation and Human Resource Committee of the Board of Directors of NCR Corporation has approved this amendment to the Award Agreement effective this 19th day of April, 2012.

NCR CORPORATION

By:	/s/ Andrea Ledford
Andrea Ledford Senior Vice President, Human Resources

Accepted and Agreed

By:	/s/ William R. Nuti
William R. Nuti Chairman, Chief Executive Officer and President

Date: April 19, 2012